UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         November 16, 2005

Capital One Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1680 Capital One Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

          On November 16, 2005, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of March 6, 2005, as amended by Amendment No.1, dated as of September 6, 2005 (the “Amended Merger Agreement”), between Capital One Financial Corporation (“Capital One”) and Hibernia Corporation (“Hibernia”), Capital One and Hibernia completed the merger (the “Merger”), in which Hibernia merged with and into Capital One, with Capital One as the surviving corporation.

          Pursuant to the Amended Merger Agreement, each share of Hibernia common stock outstanding at the effective time of the merger was converted into the right to receive either $30.46 in cash or 0.3792 of a share of Capital One common stock, at the election of each Hibernia shareholder, subject to proration due to limitations on the aggregate amount of cash to be paid by Capital One in the merger and depending on the election of other Hibernia shareholders, as specified in the Amended Merger Agreement. Capital One will pay approximately $4.9 billion, based on Hibernia shares outstanding, in cash and Capital One common stock to Hibernia shareholders.

          This description of the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Merger Agreement, which is attached as Exhibits 2.1 and 2.2 to this report and is incorporated herein by reference. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)         Capital One has expanded its board of directors to nine directors. Pursuant to the terms of the Amended Merger Agreement, Capital One appointed E. R. Campbell to Capital One’s board of directors, effective immediately following the completion of the merger contemplated in the Amended Merger Agreement. Mr. Campbell is in the class of directors with its term expiring at the 2006 annual meeting of Capital One stockholders. Mr. Campbell also was appointed to the Finance and Trust Oversight Committee of the Capital One board of directors, effective upon completion of the Merger.

A copy of the press release announcing the appointment of E.R. Campbell to the board of directors is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)         Financial statements of businesses acquired.

             The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)         Pro forma financial information.

          The pro forma financial information required by this item required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)         Exhibits

               The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of March 6, 2005, between Capital Financial Corporation and Hibernia Corporation (incorporated by reference Capital One’s Current Report on Form 8-K filed on March 9, 2005).

2.2	Amendment No.1, dated as of September 6, 2005, to the Agreement and Plan of Merger, dated as of March 6, 2005, by and between Capital One Financial Corporation and Hibernia Corporation (incorporated by reference to Exhibit 2.1 of Capital One’s Report on Form 8-K, filed September 8, 2005).

99.1	Press release, dated November 16, 2005, announcing completion of the Merger.

99.2	Press release, dated November 16, 2005, announcing appointment of E.R. Campbell to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital One Financial Corporation

By: /S/ JOHN G. FINNERAN, JR.
Date: November 16, 2005	Name: John G. Finneran, Jr.
Title: Executive Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of March 6, 2005, between Capital One
Financial Corporation and Hibernia Corporation (incorporated by reference from
Capital One’s Current Report on Form 8-K filed on March 9, 2005).

2.2	Amendment No.1, dated as of September 6, 2005, to the Agreement and Plan of
Merger, dated as of March 6, 2005, by and between Capital One Financial Corporation and Hibernia Corporation (incorporated by reference to Exhibit 2.1 of Capital One’s
Report on Form 8-K, filed September 8, 2005).

99.1	Press release, dated November 16, 2005, announcing completion of the Merger.

99.2	Press release, dated November 16, 2005, announcing appointment of E.R. Campbell to the board of directors.